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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: February 20, 1997


                           QUEEN SAND RESOURCES, INC.
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               (Exact name of registrant as specified in charter)


   Delaware                            0-21179                      75-2615565
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Jurisdiction of                    Commission File               I.R.S. Employer
 Incorporation                          Number                    Identification
                                                                      Number


             3500 Oak Lawn, Suite 380, LB #31, Dallas, TX 75219-4398
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                    (Address of principal executive offices)


                  Registrant's telephone number: (214) 521-9959


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On February 5, 1997 the Company, through Corrida Resources, Inc., a Nevada corporation and a wholly owned subsidiary of Queen Sand Resources, Inc. (Nevada), acquired from a group of associated companies and family members related to Mr. David Robertson of Tickfaw, Louisiana and Mr. Keith Robertson of Baton Rouge, Louisiana 60 gross productive wells (48.4 net productive wells) and two developmental properties located in Mississippi, Louisiana and Texas (the "core properties purchase"). The acquisition comprises 6,569 gross acres (5,779 net).

LOUISIANA

ABBEVILLE FIELD, VERMILION PARISH

         The Company has a 1.3% net revenue interest in a single well producing 317 bbls (net) of oil per month from a depth of 12,500 feet in the Duhon formation.
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RAMOS FIELD, ST. MARY PARISH

         The Company has a 68.007% net revenue interest in two wells, one of which is producing at a rate of 364 bbls. (net) of oil per month from a depth of 14,200 feet in the Canerina formation.

WAX LAKE FIELD, ST. MARY PARISH

         The Company has net revenue interests of approximately 18.05% and .05%, respectively, in two wells producing 44 bbls (net) and 3538 mcf (net) of gas per month from a depth of 14,800 feet in the Rob Sand formation.


MISSISSIPPI

BARBER CREEK FIELD, SCOTT COUNTY

         The Company has 75% net revenue interests in four wells producing 2313 bbls (net) of oil per month from a depth of 13,000 feet in the Smackover formation.

BARBER CREEK EAST, SCOTT COUNTY

         The Company has a 75% net revenue interest in one well that is not currently in production.

EAST FORK FIELD, AMITE COUNTY

         The Company has a 75% net revenue interest in one well that is producing 719 bbls (net) of oil per month from a depth of 11,000 feet in the Lower Tuscaloosa formation.

SW EAST FORK FIELD, AMITE COUNTY
         The Company has net revenue interests ranging from 38.2% to 69.2% in nine wells of which two are producing a total of 494 bbls (net) of oil per month. A waterflood has been planned based on engineering reports which estimate that 500,000 bbls of oil can be recovered for a $300,000 capital investment.

GILLSBURG FIELD, AMITE COUNTY

         The Company has net revenue interests of 4.65% and 3.04% respectively in two wells not currently in production.

EAST NANCY FIELD, CLARKE COUNTY

         The Company has net revenue interests ranging from 37.2% to 76.33% in seven wells producing from depths between 13,500 and 14,500 in the Smackover and Norphlet formations. The field offers several recompletion and development drilling opportunities.

STAFFORD SPRINGS FIELD, JASPER COUNTY

         The Company has net revenue interests of approximately .0314%, 2.78% and 77.258% respectively in three wells. One well is currently producing 281 bbls (net) of oil per month from a depth of 13,500 in the Smackover formation.

TALLAHALA CREEK FIELD, SMITH COUNTY

         The Company has a net revenue interest of 4.3% in one well producing 24 bbls (net) of oil per month from a depth of 12,000 in the Sligo formation.
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TEXAS

LONGWOOD FIELD, HARRISON COUNTY

         The Company has net revenue interests ranging from 75% to 83.6% in seven wells producing 371 bbls (net) of oil per month from a depth of 2,500 in the Goodland Lime formation. Additional drilling locations have been located in the Goodland Lime formation at 2,500 feet.

WASKOM FIELD, HARRISON COUNTY

         The Company has an 80% net revenue interest in each of twelve wells producing 26,849 mcf (net) of gas per month from a depth of 1,900 feet in the Blossom formation.

         The purchase price consisted of cash of $1,900,000, four notes payable totaling $2,400,000, secured by a lien on the properties, and 659,000 shares of restricted common stock. Two of these notes, totaling $400,00, bear no interest and are due not earlier that June 5, 1997 and not later than August 4, 1997. The remaining two notes are payable not later than February 4, 2000. Such notes bear no interest for the first two years and 9% for the final year payable in stock of the Company to be calculated at a value equivalent to 75% of the average closing bid price of the Company's common stock over the 30 days preceding the maturity date. These remaining two notes are repayable commencing on the first anniversary of the notes and semi-annually thereafter, at the option of the holder and on 60 days written notice, in the amount of $400,000. In the event that the holder exercises his right to defer payment of the semi-annual installment, he may, on 120 days written notice, demand payment of not more than two such installments. Each such semi-annual payment shall be for not more than one-sixth of the original amount.

         These notes are convertible to shares of common stock of the Company, at the option of the holder, on notice provided 15 days prior to maturity. The conversion must be for an amount not less than that required to convert to not less than 100,000 common shares, and at a value equivalent to 75% of the average closing bid price of the Company's common stock over the 30 days preceding the notice to convert.


ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

         (a) It is impractical to provide the required financial statements of the acquired properties at this time. The Company plans to file such information by amendment within sixty days.

         (b) It is impractical to provide the required pro forma financial information at this time. The Company plans to file such information by amendment within sixty days.


Exhibits

         10.a     Robertson Acquisition Agreements.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   QUEEN SAND RESOURCES, INC.



                                   By:  /s/ Edward J. Munden
                                        -------------------------------------
                                        Edward J. Munden,
                                        President and Chief Executive Officer



Dated:  February 20, 1997
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                                EXHIBIT INDEX
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Item No.                         Description
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10.a                 Robertson Acquisition Agreements.